EXHIBIT 32.2

CERTIFICATION OF

CHIEF FINANCIAL OFFICER

OF QUINTANA MARITIME LIMITED

PURSUANT TO 18 U.S.C. § 1350

In connection with the accompanying report on Form 10-Q for the three months ended June 30, 2007 filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Paul J. Cornell, Chief Financial Officer of Quintana Maritime Limited (the “Company”), hereby certify, to my knowledge, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Paul J. Cornell
Paul J. Cornell
Chief Financial Officer
(Principal Financial Officer)

Date: August 9, 2007